BRAY REALTY ADVISORS, LLC

BRIGHT MOUNTAIN
PROPOSAL TO LEASE

DATE:	July 16, 2018
LANDLORD:	**OIII Realty Limited Partnership** C/o Nate Bray Bray Realty Advisors, LLC 7450 Liverpool Court Boynton Beach, Florida 33472
TENANT:	**Bright Mountain** C/o Kip Speyer 6400 Congress Avenue Boca Raton, FL. 33487
PREMISES:	Congress Point 6400 Congress Ave., Suites 2200 Boca Raton, Florida 33487
BUILDING SQUARE FEET:	The Building is a 49,656 +/- S.F. freestanding office building. See Exhibit "A".
SPACE:	Landlord will provide approximately 3,300 +/- S. F. Final space size will be measured by Landlords architect from the outside of the exterior wall to the center of the demising wall with the proper load-factor. The lease will be adjusted accordingly. See Exhibit "A" highlighted in yellow.
LEASE TERM:	Three (3) years.
RENEWAL OPTIONS:	Tenant shall have the right to extend the lease for one (1) two (2) year option, per the terms of the existing lease. The rent for the new term will be fair market value for like kind office space in Boca Raton. The Tenant must give Landlord written notice no later than one hundred and eighty (180) days before lease expiration.

3,300 x 26.40 = 7,260/mo

BASE RENT:

Lease Year	Space	Rent PSF	Annual Gross Rent
1	3,300	$26.46	$ 87,318.00

Rent will be reflected as a "gross rent" with the only additional charge being sales tax. Rent will increase by 3% annually thereafter.

LEASE & RENT COMMENCEMENT: Estimated Lease & Rent commencement for the new lease will be September 1, 2018.

SECURITY DEPOSIT: The security deposit will be ($18,100.00) currently held by Landlord. ✓

TENANT IMPROVEMENTS: Landlord will permit the following work, additionally see Landlord and Tenant's scope of work breakdown in Exhibit "A".

PERMITTED USE: Pursuant to the existing lease.

ACCESS: Pursuant to the existing lease.

HOURS OF OPERATION & HVAC: Pursuant to the existing lease.

LANDLORD MAINTENANCE: Pursuant to the existing lease.

TENANT MAINTENANCE: Pursuant to the existing lease.

PARKING: Pursuant to the existing lease. The Tenant will continue to have the allotted cover parking spaces pursuant to the lease dated January 2011.

SIGNAGE: Pursuant to the existing lease.

ACCEPTANCE OF PROPOSAL: Time is of the essence, this proposal will remain in effect until 2:00pm on 07-17-18.

BROKERAGE: Landlord and Tenant will both represent that they have not dealt with any other real estate broker than Bray Realty Advisors, LLC. Landlord is responsible to pay the commission upon lease execution.

CONFIDENTIALITY: All parties to this proposed lease transaction recognize the sensitive and confidential nature of this offering and agree not to discuss, or in any manner disclose any of the contents of this offering and any subsequent offerings of discussions to any third party without the prior approval of the other party.

It is clearly understood that this Proposal is not binding upon any party hereto, and that only the fully executed Lease Agreement shall legally bind these parties. Said Lease Agreement shall incorporate the provisions herein and other such provisions as are customarily contained in an office building lease, subject to the mutual approval of the parties hereto. Broker makes no warranty or representation to Landlord or Tenant that acceptance of this proposal will guarantee the execution of a lease for the premises.

The undersigned Tenant hereby acknowledges receipt of a copy of this proposal.

Tenant: Bright Mountain

By: [signature]
Signature

Name: W. Kip Speyer
(Typed or Printed)

Date: 8-8-18

Landlord: Olli Realty Limited Partnership

By: [signature]
Signature

Name: ______________________
(Typed or Printed)

Date: ____________

Exhibit "A"

<u>Landlord's scope of work.</u>
<u>Items 1-16 below will be paid by Landlord.</u>
<u>All work will be built pursuant to the building code.</u>

1) Architectural drawings.
2) Permits and all city fee's to perform the work listed in Landlord's scope of work.
3) Replace all ceiling tiles throughout the space with a new low profile white tile.
4) Repair and replace ceiling grid where needed.
5) Redistribute the HVAC.
6) Build all demising walls.
7) Build a small telco/ data closet in the kitchen. Exact location to be mutually agreed upon.
8) Paint all new constructed demising walls, max two coats to match existing walls.
9) Install finished door to the new breakroom.
10) Throughout the second generation space landlord will touchup the paint has needed.
11) Patch and repair existing carpet around newly constructed demising walls as needed.
12) Within the new reception area, conference room and Kitchen (area highlighted in yellow) Landlord will give Tenant a credit of $18.50 per square yard to install whatever flooring Tenant desires. Tenant will be responsible for any cost above the $18.50.
13) In the newly constructed areas the landlord will redistribute the electric outlets per code.
14) If required landlord will install a building standard light fixture where needed.
15) Steam clean the remaining carpet.
16) All construction work that does not allow the tenant to conduct business as normal will be done in the off hours.

<u>Tenants scope of work.</u>
<u>Items 1-3 listed below will be paid by Tenant.</u>
<u>All work below will be built pursuant to the building code.</u>

1) Move the data phones and low voltage lines into the new closet in the Kitchen area.
2) Pay for any upgrades in flooring.
3) Pay for any upgrades in lighting.

END DOCUMENT

ADDENDUM TO LEASE BETWEEN OIII REALTY LIMITED PARTNERSHIP, AS LESSOR AND BRIGHT MOUNTAIN HOLDINGS, INC., AS LESSEE

1. **ADDENDUM:** This Addendum is attached to and made a part of the Lease. Any conflict between the terms of this Addendum and the Lease shall be controlled by this Addendum.

2. **PREMISES:** For and in consideration of the mutual covenants herein contained, Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, those certain premises located at 6400 Congress Avenue, Suites 2050 and 2200, Boca Raton, Florida 33487 ("Premises") which are situated within the building located at 6400 Congress Avenue, Boca Raton, Florida 33487 ("Building").

3. **RENEWAL TERM.** The renewal term of this Lease shall be three (3) years commencing on the date the Lessor receives a certificate of completion (or local equivalent) ("Renewal Commencement Date") and ending on the last day of the third anniversary of thereof (by way of example, if the renewal commencement date is November 1, 2018, the renewal lease termination date shall be October 31, 2021) ("Renewal Term"). Lessee's obligation for the payment of Rent shall commence on the Renewal Commencement Date..

4. **RENT:** Lessee agrees to pay Lessor, without demand, set off or deduction, Gross Rent for the Renewal Term of the Lease as follows:

Year	PSF Space	Rent	Annual Rent
1	3,300	$26.46	$87,318.00
2	3,300	$27.25	$89,925.00
3	3,300	$28.07	$92,631.00

5. **ADDITIONAL RENEWAL:** So long as Lessee is not in default hereunder, Lessee shall have the option to renew this Lease for one (1) additional two (2) year term, by

providing Lessor written notice of the exercise thereof at least one hundred eighty (180) days prior to the end of the Lease Term. Failure to timely renew the Lease shall terminate all renewal options granted hereunder. The terms Lease Term and the Renewal Term are sometime referred to herein as the "Term." The Gross Rent for the Renewal Term will be fair market value for like kind office space in Boca Raton, but in no event less than the Rent paid during the Lease Term set forth above.

6. **NO DEFAULT**: Lessee represents that all of the provisions of the Lease to be performed by Lessor have been fully and timely performed and complied with and the Lessor is not in default in any way whatsoever under the Lease, nor to the knowledge of the Lessee does there exist any condition or circumstance which, with the giving of notice or the passage of time, or both, would constitute or result in a default by Lessor under the Lease.

7. **LESSOR AND LESSEE IMPROVEMENTS:** Lessor will, prior to the Amended Commencement Date of the Lease, complete the Scope of Work as more specifically set forth on Exhibit A attached hereto and made a part hereof. Lessee will, prior to the Amended Commencement Date of the Lease, complete the Scope of Work as more specifically set forth on Exhibit A attached hereto and made a part hereof.

8. **BROKERAGE**: Lessor and Lessee both represent that they have not dealt with any other real estate broker than Bray Realty Advisors, LLC, as Lessor's representative in connection with the Lease and this Addendum. Lessor is responsible to pay the commission upon execution hereof, if any.

9. **OFAC COMPLIANCE**: Lessee and Lessor each hereby certify that (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order of the United States Treasury Department as a terrorist, "Specially Designated National or Blocked Person," or other banned or blocked person, entity, nation, or transaction

pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

Except as expressly amended hereby, this Lease, as amended, is in full force and effect.

Lessee:	Lessor:
Bright Mountain Holdings, Inc.	OIII Realty Limited Partnership By: OIII Realty, LLC, general partner
By: ______________________ W. K. Speyer, President	By: ______________________ Kamala R. Chapman, Manager
(Corporate Seal)	(Partnership Seal)

t:\mjp\otto ed\oii leasing\speyer\addendum to lease bright 2018.docx

Exhibit "A"

Lessor's Scope of Work.
Items 1-16 below will be paid by Lessor.
All work will be built pursuant to the building code.

1) Architectural drawings.
2) Permits and all city fee's to perform the work listed in Landlord's scope of work.
3) Replace all ceiling tiles throughout the space with a new low profile white tile.
4) Repair and replace ceiling grid where needed.
5) Redistribute the HVAC.
6) Build all demising walls. (highlighted in orange)
7) Build a small telco/ data closet in the kitchen. Exact location to be mutually agreed upon.
8) Paint all new constructed demising walls, max two coats to match existing walls.
9) Install finished door to the new breakroom.
10) Throughout the second generation space landlord will touchup the paint as needed.
11) Patch and repair existing carpet around newly constructed demising walls as needed.
12) Within the new reception area, conference room and Kitchen (area highlighted in yellow) Landlord will give Lessee a credit of $18.50 per square yard to install whatever flooring Lessee desires. Lessee will be responsible for any cost above the $18.50.
13) If required landlord will redistribute electric outlets in the new demising walls per code.
14) If required landlord will install a building standard light fixture where needed.
15) Steam clean the remaining carpet.
16) All construction work that does not allow the tenant to conduct business as normal will be done in the off hours.

Lessee's Scope of Work.
Items 1-3 listed below will be paid by Lessee.
All work below will be built pursuant to the building code.

1) Move the data phones and low voltage lines into the new closet in the Kitchen area.
2) Pay for any upgrades in flooring.
3) Pay for any upgrades in lighting.